EXHIBIT 99.1

Zomedica Announces Record Second Quarter Revenue of $9.5 Million, Up 37% Year-Over-Year, Net Loss Reduced 49%, with $44.1 Million in Liquidity

Zomedica surpasses $9 million in second quarter revenue for the first time while extending its record of consecutive year-over-year revenue growth to 22 quarters.

ANN ARBOR, MI / ACCESSWIRE / August 5, 2026 / Zomedica Corp. (OTCQB: ZOMDF) ("Zomedica" or the "Company"), an animal health company offering innovative point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the three and six months ended June 30, 2026.

“Delivering 37% growth and achieving record year-over-year revenue for the 22nd consecutive quarter reflects continued execution across the business.” said Larry Heaton, Chief Executive Officer of Zomedica.

“Growth in the quarter was driven by continued strength in our PulseVet® and Assisi® therapeutic device products, increasing adoption of our diagnostic offerings, particularly our TRUFORMA® platform, and contributions from our newly formed Development Services segment. As a result, we delivered the strongest second quarter in Zomedica’s history, surpassing the prior record of $7.0 million established in the second quarter of 2025.

“Commercial initiatives within our Diagnostics segment, including our collaboration with Boehringer Ingelheim Animal Health, assays that provide point-of-care diagnoses for the equine market, and expansion into additional international territories, continue to deliver encouraging results, as evidenced by 77% growth within the segment.

“We also continue to make meaningful progress within our Development Services segment, providing another opportunity to leverage our engineering, development, and manufacturing expertise while generating additional revenue and improving operating leverage over time.

“The Development Services business segment has generated revenue of $3.4 million through the second quarter of 2026, and $6.4 million since its introduction in the second half of 2025, demonstrating our ability to create new revenue streams by leveraging capabilities that already exist across our organization.

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“Within our core commercial business, excluding Development Services, revenue increased 16% compared to prior year. This represents the strongest second quarter in the Company’s history for our existing product portfolio and demonstrates healthy organic demand across our business.

“Our international business also continues to perform exceptionally well, with revenue increasing 17% in the second quarter. This growth has been driven primarily by organic demand, and we anticipate that our expanding global business will continue to contribute to sustainable long-term growth.

“Gross margin was 64% for the quarter and 63% year-to-date. Margin performance reflected product mix and the expected lower margins associated with ramping production of new products. Our Therapeutic Devices segment, which represents approximately two-thirds of our revenue, continued to generate strong margins of 68% during the quarter. We expect overall gross margins to improve as the year progresses as seasonal dynamics normalize and operating efficiencies take effect.

“Disciplined cost management remains a priority. Operating expenses declined 20%, or $2.6 million. Selling and marketing expenses alone decreased 21% during the quarter despite 37% revenue growth, resulting in improved operating leverage while continuing to support commercial expansion.

“Cash burn declined to $3.4 million during the quarter, an improvement of 38%, or $2.1 million, compared to the second quarter of 2025. This represents our lowest non-year-end quarterly cash burn on record. Year-to-date cash burn has improved by $3.2 million, reflecting continued fiscal discipline while supporting top-line revenue growth.

“We believe our record second-quarter performance, expanding commercial partnerships, ongoing activity within our Development Services segment, and strong balance sheet all position us well for the remainder of 2026. We remain focused on executing our growth strategy, improving operating efficiency, and creating long-term shareholder value.” concluded Mr. Heaton.

2026 Second Quarter Financial Highlights

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Revenue increased 37% to $9.5 million, comprised of 77% growth in Diagnostics, 9% growth in Therapeutic Devices, 26% growth in consumables, 11% growth in Capital, and continued contributions from our Development Services segment.

•	Operating expenses decreased 20%, or $2.6 million, compared to the second quarter of 2025.

•	Cash burn improved by $2.1 million, or 38%, to $3.4 million, representing the Company’s lowest non-year-end quarterly cash burn on record.

Reported financial metrics, including year-over-year and sequential percentage changes, are calculated using actual results and may not match calculations based on the rounded figures presented in this press release. Please refer to the Company’s Form 10-Q for additional detail.

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2026 Second Quarter and Year-To-Date Results Review

Revenue for the three months ended June 30, 2026 was $9.5 million, compared to $7.0 million for the three months ended June 30, 2025, an increase of 37% or $2.5 million.

Revenue for the six months ended June 30, 2026 was $18.3 million, compared to $13.5 million for the six months ended June 30, 2025, an increase of 36% or $4.8 million.

Revenue by Product Segment:

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Diagnostics, comprised of our TRUFORMA®, VETGuardian®, and TRUVIEW® products, generated revenue of $1.4 million, up 77% year-over-year and $2.4 million, up 75% year-over-year for the three and six months ended June 30, 2026.

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Therapeutic Devices, comprised of our PulseVet®, Assisi®, and VETIGEL® products, generated revenue of $6.8 million, up 9% year-over-year and $12.6 million, up 4% year-over-year for the three and six months ended June 30, 2026.

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Development Services, which leverages the Company’s engineering, development, and manufacturing capabilities to support strategic opportunities in both animal and human health, generated revenue of $1.4 million and $3.4 million for the three and six months ended June 30, 2026.

Revenue by Product Category:

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Consumables, driven primarily by increased adoption of the TRUFORMA® platform and utilization and continued strength in PulseVet® trode sales from both new installations and reorders, generated revenue of $6.6 million ,up 26% year-over-year and $12.1 million, up 24% year-over-year for the three and six months ended June 30, 2026. We anticipate this recurring revenue stream will continue to grow as additional devices are installed.

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Capital, comprised of PulseVet and VETGuardian® product sales, generated revenue of $1.9 million, up 11% year-over-year and $3.8 million, up 6% year-over-year for the three and six months ended June 30, 2026.

•	Engineering Services, associated with our Development Services segment, generated revenues of $1.0 million and $2.2 million for the three and six months ended June 30, 2026.

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Gross Margin was 64% and 63% for the three and six months ended June 30, 2026.

Total operating expenses were $10.1 million for the three months ended June 30, 2026, compared to $12.7 million in 2025, representing an improvement of $2.6 million or 20%.

Total operating expenses were $20.5 million for the six months ended June 30, 2026, compared to $81.7 million in 2025, which included impairment charges.

Operating expenses for 2025 included non-cash impairment charges of $55.8 million triggered by the decline in the Company’s market capitalization, a function of the Company’s share price. There have been no such non-cash impairment charges in 2026.

Excluding these impairment charges, adjusted operating expenses for the six months ended June 30, 2026 were $20.5 million in 2026 compared to $25.8 million in 2025, representing a decrease of $5.3 million, or 21%.

Research and development expenses were $1.1 million (down $0.8 million or 43% year-over-year) and $2.2 million (down $1.5 million or 41% year-over-year) for the three and six months ended June 30, 2026.

Selling and marketing expenses were $3.7 million (down $1.0 million or 21% year-over-year and $7.5 million (down $2.2 million or 22% year-over-year) for the three and six months ended June 30, 2026.

General and administrative expenses were $5.4 million (down $0.8 million or 13% year-over-year) and $10.8 million (down $1.6 million or 13% year-over-year) for the three and six months ended June 30, 2026.

Net loss for the three months ended June 30, 2026 was $3.8 million compared to $7.4 million for the three months ended June 30, 2025. Net loss for the six months ended June 30, 2026 was $8.3 million compared to $71.2 million in 2025, which included the non-cash impairment expense discussed above.

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*Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the three months ended June 30, 2026 was $2.2 million compared to $5.8 million in 2025. Non-GAAP EBITDA loss for the six months ended June 30, 2026 was $4.7 million compared to $67.5 million in 2025, which included the non-cash impairment expense discussed above.

*Adjusted Non-GAAP EBITDA loss (excluding the non-recurring and non-cash items noted above) for the three months ended June 30, 2026 was $2.3 million compared to $5.5 million in 2025. Adjusted Non-GAAP EBITDA loss for the six months ended June 30, 2026 was $4.7 million compared to $11.3 million in 2025, which included the non-cash impairment expense discussed above.

Liquidity and Outstanding Share Capital

As of June 30, 2026, Zomedica had cash, cash equivalents, and available-for-sale securities totaling $44.1 million.

As of June 30, 2026, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica's filings on EDGAR and SEDAR+ or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC on Wednesday, August 5, 2026, along with other public filings.

Zomedica’s Fourth Friday @ Four Webinar for August:

Zomedica Corp. is pleased to announce the next installment of its Fourth Friday at Four Webinar series, scheduled this month on the fourth Friday of August - August 28, 2026 at 4:00 PM ET, during which we will focus on the international market and also review and discuss our Second Quarter 2026 financial performance.

Registration for Zomedica’s Fourth Friday @ Four webinar for August is available through this link:

https://itl.ink/FourthFridayAugust

For more information visit www.zomedica.com.

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About Zomedica

Zomedica is a leading equine and companion animal healthcare company dedicated to improving animal health by providing veterinarians with innovative therapeutic and diagnostic solutions. Our gold standard PulseVet® shock wave system, which accelerates healing in musculoskeletal conditions, has transformed veterinary therapeutics. Our suite of products also includes the Assisi Loop® line of therapeutic devices and the TRUFORMA® diagnostic platform, the TRUVIEW® digital cytology system, the VetGuardian PLUSTM Zero Touch® monitoring system and VETIGEL® hemostatic gel, all designed to empower veterinarians to provide top-tier care. In the aggregate, their total addressable market in the U.S. exceeds $2 billion. Headquartered in Michigan, Zomedica employs approximately 150 people and manufactures and distributes its products from its world-class facilities in Georgia and Minnesota. Zomedica grew revenue 17% in 2025 to $32 million and maintains a strong balance sheet with approximately $44 million in liquidity as of June 30, 2026. Zomedica is advancing its product offerings, leveraging strategic acquisitions, and expanding internationally as we work to enhance the quality of care for pets, increase pet parent satisfaction, and improve the workflow, cash flow and profitability of veterinary practices. For more information visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

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Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements and our ability to realize upon our business plans and cost control efforts.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether the new Development Services business segment will continue to generate revenue; the outcome of clinical studies; the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, including international efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to realize the anticipated growth opportunities from our acquisitions; uncertainty as to our ability to supply products in response to customer demand; supply chain risks associated with tariff changes; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products and purchase of consumables following adoption of our capital equipment; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Zomedica Investor Relations

investors@zomedica.com

1-734-369-2555; Option #5

SOURCE: Zomedica Corp.

Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding impairment charges and non-recurring items; including but not limited to severance, specialized accounting, tax, and audit services, new facility integration / start-up costs, and other one-time items.

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ZOMEDICA CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,
	2026	2025

Net loss and comprehensive loss	$(3,782)	$(7,353)
Amortization expense	1,317	1,412
Depreciation expense	526	509
Stock-compensation expense	68	260
Interest income	(404)	(629)
Income tax expense (benefit)	26	12
Non-GAAP EBITDA loss	$(2,249)	$(5,789)
Impairment expense	-	-
Proforma adjustments (1)	(20)	279
Adjusted Non-GAAP EBITDA loss	$(2,269)	$(5,510)

(1)	Proforma adjustments for the three months ended June 30, 2026 included $47 of one-time general and administrative income related items and $27 of one-time research and development expenses

ZOMEDICA CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025

Net loss and comprehensive loss	$(8,373)	$(71,118)
Amortization expense	2,689	3,105
Depreciation expense	1,045	1,030
Stock-compensation expense	711	878
Interest income	(859)	(1,359)
Income tax expense (benefit)	65	(45)
Non-GAAP EBITDA loss	$(4,722)	$(67,509)
Impairment expense	-	55,833
Proforma adjustments (1)	43	422
Adjusted Non-GAAP EBITDA loss	$(4,679)	$(11,254)

(1)

Proforma adjustments for the six months ended June 30, 2026 included $45 of one-time general and administrative income related items, $77 of one-time research and development expenses, $4 of one-time Selling and Marketing income related items, and $15 of non-recurring losses on disposals of assets

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